                                                                    EXHIBIT 2.3


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            MCLEODUSA INCORPORATED,

                          MCLEODUSA PUBLISHING COMPANY

                             PUBLICATION MERGE CO.

                                      and

                         INFO AMERICA PHONE BOOKS, INC.



Dated as of January 7, 1999

          AGREEMENT AND PLAN OF MERGER, dated as of January 7, 1999 (this

"Merger Agreement"), among McLeodUSA Incorporated, a Delaware corporation
-----------------
("McLeod"), McLeodUSA Publishing Company, an Iowa corporation ("Pubco") (an
                                                                -----
indirect wholly-owned subsidiary of McLeod), Publication Merge Co., an Iowa corporation ("Pubco Sub") (a wholly-owned subsidiary of Pubco), Info America
              ---------
Phone Books, Inc., a Michigan corporation (the "Company"), and each of the
                                                -------
stockholders the Company listed as signatories to this Merger Agreement (the "Principal Company Stockholders");

          WHEREAS, Pubco Sub, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the General Corporation Law of the State of Iowa ("Iowa Law"), will merge with and into the Company (the "Merger");
                --------                                               ------

          WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to the holders of Company Common Stock (as defined in Section 2.01(a)) and is in the best interests of such stockholders and (ii) approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the stockholders of the Company (the "Company Stockholders");
                     --------------------

          WHEREAS, the Board of Directors of McLeod has determined that the Merger is in the best interests of McLeod and Pubco and the Boards of Directors of Pubco and Pubco Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");
      ----

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows.

                                   ARTICLE I

                                   THE MERGER

SECTION 1.01.  The Merger.

          Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Iowa Law, at the Effective Time (as defined in Section 1.02 below) Pubco Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Pubco Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the

"Surviving Corporation").
----------------------

SECTION 1.02.  Effective Time.

          Subject to the provisions of Section 2.04, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII below, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, articles of merger or other appropriate Documents (as defined in Article X) (in any such case, the "Articles of Merger")
                                                            ------------------
with the Secretary of State of the States of Michigan and Iowa, in such form as required by, and executed in accordance with the relevant provisions of, Michigan Law and Iowa Law (the date and time of such filing being the "Effective
                                                                       ---------
Time").
----

SECTION 1.03.  Effect of the Merger.

          At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Michigan and Iowa Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Pubco Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Pubco Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.04.  Certificate of Incorporation; Bylaws.

          (a) Unless otherwise determined by Pubco prior to the Effective Time, at the Effective Time the certificate of incorporation of the Company shall be amended in its entirety to conform to the certificate of incorporation of Pubco Sub in effect immediately prior to the Effective Time, and shall become the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Article X) and such certificate of incorporation.

          (b) Unless otherwise determined by Pubco prior to the Effective Time, at the Effective Time the bylaws of the Company shall be amended in their entirety to conform to the bylaws of Pubco Sub in effect immediately prior to the Effective Time, and shall become the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

SECTION 1.05.  Directors and Officers.

          The directors of Pubco Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Pubco Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01.  Conversion of Securities.

          At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Pubco Sub, the Company or the Company Stockholders:

          (a) Company Common Shares.  Each share of common stock, no par value
              ---------------------
per share, of the Company (as described in Section 3.04 below) ("Company Common
                                                                 --------------
Stock") issued and outstanding immediately prior to the Effective Time (other
-----
than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c)), shall be converted, subject to Section 2.02(e), into the right to receive that number of shares of Class A common stock, par value $.01 per share, of McLeod ("McLeod Common Stock") (the "Merger Consideration") determined by
            -------------------         --------------------
dividing $40,000,000 by the average of the closing bid and ask price for McLeod Common Stock quoted on the National Association of Securities Dealers' Automated Quotation System on the date hereof as reported in the Wall Street Journal (the
                                                       -------------------
"Common Share Exchange Ratio").
 ---------------------------

          All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive (i) a certificate representing whole shares of McLeod Common Stock into which such Company Common Stock was converted pursuant to the Merger, and (ii) an amount in cash, without interest, in lieu of fractional shares. No fractional share of McLeod Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof. In any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of McLeod Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Share Exchange Ratio shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. As used in this Merger Agreement, the term "Total Outstanding
                                                        -----------------
Company Shares" shall mean the aggregate number of shares of Company Common
--------------
Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.01(c)).

          (b) Cancellation and Retirement of Company Common Stock.  All such
              ---------------------------------------------------
shares of Company Common Stock referred to in Section 2.01(a) (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c)) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration as described in Section 2.01(a). The holders of certificates which prior to the Effective Time represented shares of Company Common Stock shall cease to have any rights with respect thereto except as otherwise provided herein or by Law.

          (c) Cancellation of Treasury Stock.  Any shares of Company Common
              ------------------------------
Stock held in the treasury of the Company and any shares of Company Common Stock owned by McLeod, Pubco or any direct or indirect wholly owned subsidiary of McLeod or Pubco or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (d) Pubco Sub Common Stock.  Each share of common stock, no par value
              -----------------------
per share, of Pubco Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

SECTION 2.02.  Exchange of Certificates.

          (a) Exchange.  As of the Effective Time, Pubco shall deliver, or cause
              --------
to be delivered, (i) certificates representing the whole shares of McLeod Common Stock issuable to the Company Stockholders pursuant to Section 2.01, and (ii) cash in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.02(e), to the holders of Company Common Stock pursuant to Section 2.01.

          (b) Exchange Procedures.  At the Closing, a certificate or
              -------------------
certificates of Company Common Stock which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates")
                                                                  ------------
shall be surrendered in exchange for certificates representing shares of McLeod Common Stock. Upon surrender of a Certificate for cancellation to Pubco or McLeod, together with such other Documents as may be required, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of McLeod Common Stock which such holder has the right to receive in respect of such Certificate (after taking into account all shares of Company Common Stock then held by such holder under all such Certificates so surrendered), together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and (ii) cash in lieu of fractional shares of McLeod Common Stock to which such holder is entitled pursuant to Section 2.02(e). The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the proper number of shares of McLeod Common Stock may be issued pursuant hereto to a transferee if the Certificates representing such shares of Company Common Stock, properly endorsed or otherwise in proper form for transfer, are presented to Pubco or McLeod, accompanied by all Documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Merger Consideration issuable in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

          (c) Distributions with Respect to Unexchanged Shares of McLeod Common
              -----------------------------------------------------------------
Stock.  No dividends or other distributions declared or made after the Effective
-----
Time with respect to McLeod Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of McLeod Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of McLeod Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to
(A) the shares of Company Common Stock formerly represented by such Certificate, and (B) a fractional share of McLeod Common Stock to which such holder is entitled pursuant to Section 2.02(e), and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of McLeod Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of McLeod Common Stock.

          (d) No Further Rights in Company Common Stock.  All shares of McLeod
              -----------------------------------------
Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or (e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e) No Fractional Shares.  No fractional shares of McLeod Common Stock
              --------------------
shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of McLeod, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of McLeod Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the denominator used in the Common Share Exchange Ratio described in Section 2.01(a) above, multiplied by the fraction of a share of McLeod Common Stock to which such holder would otherwise be entitled.

          (f)  Intentionally omitted.

          (g) No Liability.  None of McLeod, Pubco, Pubco Sub, the Company, the
              ------------
Surviving Corporation or the Principal Company Shareholders shall be liable to any Person (as defined in Article X) for any shares of McLeod Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

          (h) Lost, Stolen or Destroyed Certificates.  If any certificate
              --------------------------------------
evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, Pubco shall cause to be issued in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of McLeod Common Stock and cash, if any, as may be required pursuant to this Article II; provided, however, that McLeod or Pubco
                                      --------  -------
may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against McLeod or Pubco, or the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 2.03.  Stock Transfer Books.

          At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Pubco for any reason shall be converted into shares of McLeod Common Stock issuable in exchange therefor pursuant to Section 2.01(a), any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of McLeod Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e).

SECTION 2.04.  Closing.

          Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place on or before February 1,
                            -------
1999, or as soon as practicable (but, in any event, within five (5) business days) after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VII hereof (the "Closing Date"), at the
                                                     ------------
offices of Pubco, 201 Third Avenue SE, Suite 500, Cedar Rapids, Iowa 52401, unless another date or place is agreed to in writing by the parties hereto.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as specifically set forth in the Disclosure Schedule delivered by the Company to Pubco prior to the execution and delivery of this Merger Agreement (the "Company Disclosure Schedule") (the contents of which may be
                ---------------------------
updated or otherwise modified by the Company up to five (5) days prior to the Closing Date), the Company hereby represents and warrants (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Company Disclosure Schedule) to, and covenants and agrees with, McLeod, Pubco and Pubco Sub as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Company Disclosure Schedule:

SECTION 3.01.  Organization and Standing.

          The Company is a corporation duly organized, validly existing and in good standing under Michigan Law, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets (as defined in Article
X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section 3.01 of the Company Disclosure Schedule. The Company is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by the Company nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not have a Company Material Adverse Effect (as defined in Article X). The Company has elected and qualified as an S-corporation under the applicable provisions of the Code, and such election remains in full force and effect.

SECTION 3.02.  Subsidiaries.

          Except as set forth in Section 3.02 of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined in Article X) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans to (other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Article X) and reflected in the Financial Statements (as defined in Section 3.08)), any corporation, association, partnership, joint venture or other entity. Section 3.02 of the Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each direct and indirect Subsidiary of the Company and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company, and (b) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances (as defined in Article X). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation (as listed in Section 3.02 of the Company Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section 3.02 of the Company Disclosure Schedule. The Subsidiaries are not qualified to conduct business in any other jurisdictions, and neither the nature of their businesses nor the character of the Assets owned, leased or otherwise held by them makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not have a Company Material Adverse Effect.

SECTION 3.03.  Certificate of Incorporation and Bylaws.

          The Company has furnished to Pubco a true and complete copy of the certificate or articles of incorporation of the Company and of each Subsidiary, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity (as defined in Article X)) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of the Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Company Disclosure Schedule.

SECTION 3.04.  Capitalization.

          The authorized capital stock of the Company consists of (a) 3,000 shares of Class A Common Stock, of which 3,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and (b) 57,000 shares of Class B Common Stock, no par value per share, of which 57,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Except as described in this Section 3.04, no other shares of Company Common Stock have been reserved for any purpose. There are no outstanding securities convertible into or exchangeable for Company Common Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any of the Subsidiaries. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements (as defined in Article
X) affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Common Stock, any other securities of the Company, or any capital stock or other securities of any

Subsidiary, except as contemplated hereunder. Since December 31, 1997, no shares of Company Common Stock have been issued by the Company, except as set forth in Section 3.04 of the Company Disclosure Schedule. Each of the outstanding shares of Company Common Stock and of capital stock of, or other equity interests in, the Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and such shares or other equity interests owned by the Company or any Subsidiary are owned free and clear of all Encumbrances. There are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Subsidiary or any other Person.
There are no Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary.

SECTION 3.05.  Authority; Binding Obligation.

          The execution and delivery by the Company of this Merger Agreement, the execution and delivery by the Company and the Subsidiaries of all other Documents contemplated hereby, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or the Subsidiaries are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Michigan Law and the Company's certificate of incorporation and bylaws. This Merger Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 3.06.  No Conflict; Required Filings and Consents.

          (a) The execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or bylaws of the Company or the certificate or articles of incorporation or bylaws of any Subsidiary; (ii) subject to (A) obtaining the requisite approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Michigan Law and the Company's certificate of incorporation and bylaws and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity, including pursuant to the applicable requirements, if any, of the HSR Act, and the filing and recordation of the Articles of Merger as required by Michigan Law, conflict with or violate any Law applicable to the Company or any Subsidiary, or any of their respective Assets; (iii) subject to obtaining the consents and approvals set forth in
Section 3.06(b) of the Company Disclosure Schedule, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, may be bound; or (iv) except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or hereafter acquired by the Company or any Subsidiary; except for any such conflict or violation described in clause
(ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have a Company Material Adverse Effect and that would not prevent the Company from consummating the Merger on a timely basis.

          (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Law and the Company's certificate of incorporation and bylaws, (B) the filing and recordation of the Articles of Merger as required by Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Pubco, the Company, the Surviving Corporation or any Subsidiary that would have a Company Material Adverse Effect. Section 3.06(b) of the Company Disclosure Schedule lists all Agreements that reasonably could be interpreted or expected to require the consent or acquiescence of any Person not party to this Merger Agreement with respect to any aspect of the execution, delivery or performance of this Merger Agreement by the Company and the Subsidiaries, except where failure to obtain such consent or acquiecense would not have a Company Material Adverse Effect.

SECTION 3.07.  Licenses; Compliance.

          (a) Each of the Company and each Subsidiary is in possession of all Licenses (as defined in Article X) necessary for the Company or any Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "Company Licenses"), except where the failure to possess
                      ----------------
any such Company License would not have a Company Material Adverse Effect. All Company Licenses are valid and in full force and effect through the respective dates indicated in the Company Disclosure Schedule, except for any such invalidity or failure to be in full force and effect that would not, alone or in the aggregate, have a Company Material Adverse Effect, and no suspension, cancellation, complaint, proceeding, order or investigation of or with respect to any Company License (or operations thereunder) is pending or, to the knowledge of the Company or any Subsidiary, threatened. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. Except as set forth in Section 3.07(a) of the Company Disclosure Schedule, since December 31, 1996, neither the Company nor any Subsidiary has received written or, to the knowledge of the Company or any Subsidiary, oral notice from any Governmental Entity or any other Person of any allegation of any such violation or default under a Company License.

          (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or bylaws or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have a Company Material Adverse Effect.

          (c) All returns, reports, statements and other Documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct and complete in all material respects (and any related fees required to be paid have been paid in full). To the knowledge of the Company and the Subsidiaries, all records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary.

          (d) Except as provided in Section 3.07(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any interest in any License (including both any Company License and any License held by third parties in which the Company or any Subsidiary has an interest) that is subject to restrictions on assignment or transfer based on the circumstances under which the License was granted (such as eligibility or auction rules), the status of construction and operation (such as rules restricting resale for a certain period after construction), or any other restrictions other than an ordinary course requirement for prior approval of transactions such as the Merger contemplated herein.

          (e) Neither the Company nor any Subsidiary is aware of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

SECTION 3.08.  Financial Statements.

          (a) The Company has prepared a consolidated balance sheet of the Company and the Subsidiaries as of the end of the fiscal year ending in 1997, (the "Reviewed Balance Sheet") and the related consolidated statement of income,
      ----------------------
shareholders' equity and cash flows of the Company and the Subsidiaries for such fiscal year (the Balance Sheet and such consolidated statement of income, shareholders' equity and cash flows are hereinafter referred to collectively as the "Reviewed Statement"), in each case, reviewed by Arthur Anderson in
     ------------------
accordance with generally accepted auditing standards and accompanied by the related report of Arthur Anderson. A true and complete copy of each of the Reviewed Statement has been delivered to Pubco and is attached as an exhibit to, and constitute an integral part of, the Company Disclosure Schedule. The Company has also prepared unaudited consolidated balance sheets of the Company and the Subsidiaries as of the last day of each month ending after January 1, 1998 (including the unaudited consolidated balance sheets to be furnished to Pubco pursuant to Section 6.07, the "Unaudited Balance Sheets") and the
                                     ------------------------
unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the one-month periods then ended (the Unaudited Balance Sheets and such statements of income and cash flows, including the unaudited consolidated statements of income and cash flows to be furnished to Pubco pursuant to Section 6.07, are hereinafter referred to collectively as the

"Unaudited Statements" and, together with the Reviewed Statements, as the
---------------------
"Financial Statements").
---------------------

          (b) The Financial Statements, including, without limitation, the notes thereto, (i) are complete and correct in all material respects, (ii) have been prepared in accordance with the books and records of the Company and the Subsidiaries, and (iii) present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to, in the case of the Unaudited Statements, normal and recurring year-end adjustments which were not or are not expected to be material in amount. All changes in accounting methods (for financial accounting purposes) made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since August 31, 1998 are reflected in the Financial Statements.

SECTION 3.09.  Absence of Undisclosed Liabilities.

          Except as described in Section 3.09 of the Company Disclosure Schedule, there are no liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), of a nature required by GAAP to be reflected, or reserved against, in the Financial Statements and that are not so reflected, or reserved against, in the Financial Statements. Except as described in Section 3.09 of the Company Disclosure Schedule, since August 31, 1998, neither the Company nor any Subsidiary has incurred any liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) other than in the Ordinary Course of Business (as defined in Article X).

SECTION 3.10.  Absence of Certain Changes or Events.

          Other than as set forth in Section 3.10 to the Company Disclosure Schedule, since August 31, 1998, there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary. Except as set forth in Section 3.10 to the Company Disclosure Schedule, since August 31, 1998, the Company and the Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business, and neither the Company nor any Subsidiary has (a) incurred any material damage, destruction or loss not covered by insurance with respect to any Assets of the Company or of any such Subsidiary; (b) issued any capital stock or other equity securities or granted any options, warrants or other rights calling for the issuance thereof; (c) issued any bonds or other long-term debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (d) incurred, or become subject to, any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business; (e) discharged or satisfied any Encumbrance or paid any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Unaudited Balance Sheets (as defined in Section 6.08) and current liabilities incurred since August 31, 1998, in the Ordinary Course of Business; (f) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (g) mortgaged, pledged or subjected to any Encumbrance any of its material Assets;
(h) sold, exchanged, transferred or otherwise disposed of any of its material Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (i) written down the value of any Assets or written off as uncollectable any debt, notes or accounts receivable, except to the extent previously reserved against in the Financial Statements and not material in amount, and except for write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material; (j) entered into any transactions other than in the Ordinary Course of Business; (k) except in the Ordinary Course of Business, increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on August 31, 1998, (l) made or permitted any amendment or termination of any material Agreement to which it is a party; (m) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee, except for any accrual or arrangement for or payment of bonuses or special compensation in the Ordinary Course of Business to employees who are not directors or officers; (o) directly or indirectly paid any severance or termination pay in excess of two months' salary to any officer or employee with an annual salary in excess of $60,000; (p) made capital expenditures, or entered into commitments therefor, not provided for in the Company's capital budget for 1998 (a copy of which has been furnished by the Company to Pubco) or, if applicable, the Company's capital budget for 1999 (which capital budget shall have been approved by Pubco as provided in Section 5.01(i)), except for capital expenditures permitted by Section 5.01; (q) made any change in any method of accounting or accounting practice except as required by GAAP; (r) entered into any transaction of the type described in Section 3.19;
(s) made any charitable contributions or pledges exceeding $10,000 individually or $100,000 in the aggregate; or (t) made any Agreement to do any of the foregoing. At the Closing, the Company shall deliver to Pubco an updated Section
3.10 to the Company Disclosure Schedule in accordance with the provisions of
Section 6.04.

SECTION 3.11.  Litigation; Disputes.

          (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against, affecting or involving the Company or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

          (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is currently involved in, or to the knowledge of the Company or any Subsidiary, reasonably anticipates any dispute with, any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing Persons) affecting the business or Assets of the Company or any Subsidiary, except for any such disputes that, if resolved adversely to the Company or any Subsidiary, would not have a Company Material Adverse Effect.

SECTION 3.12.  Debt Instruments.

          Section 3.12 of the Company Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any Assets of the Company or any Subsidiary are subject and, with respect to each such Agreement so listed, briefly describes the principal amount, interest rate, original and maturity dates and any sinking fund installments, prepayment premiums, restrictive covenants and any other material provisions. With respect to the Documents listed on Section 3.12 of the Company Disclosure Schedule, the Company and the Subsidiaries have performed all the obligations required to be performed by any of them to date and are not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for any failure so to perform or any such default that would not have a Company Material Adverse Effect.

SECTION 3.13.  Leases.

          Section 3.13 of the Company Disclosure Schedule lists all leases and other Agreements with a term in excess of one (1) year or requiring payments in excess of $5,000 in the aggregate over its term under which the Company or any Subsidiary is the lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company or by any Subsidiary is held, operated or managed by a third party. The Company and the Subsidiaries are the owners and holders of all the leasehold estates purported to be granted to them by the Documents listed in Section 3.13 of the Company Disclosure Schedule. Each such lease and other Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. The Company and the Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company, no party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. All of the Assets subject to such leases and other Agreements are in a condition adequate for the uses to which they are currently being used.

SECTION 3.14.  Other Agreements; No Default.

          (a) Section 3.14(a) of the Company Disclosure Schedule lists each Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound, and which is:

               (i) an Agreement with a term in excess of one (1) year or requiring payments in excess of $5,000 in any twelve (12) month period or $10,000 in the aggregate over its term for the employment of any director, officer, employee, consultant or independent contractor, or providing for severance payments to any such director, officer, employee, consultant or independent contractor;

               (ii) a license Agreement or distributor, dealer, sales representative, sales agency, advertising, property management or brokerage Agreement involving an annual payment in excess of $25,000;

               (iii) an Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $25,000 over its remaining term (including, without limitation, periods covered by any option to renew by any party);

               (iv) an Agreement for the purchase, sale or lease of any Asset with a purchase or sale price or aggregate rental payment in excess of $25,000;

               (v) a profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement;

               (vi) an Agreement for the sale of any of its Assets or services or the grant of any preferential rights to purchase any of its Assets, services or rights, other than in the Ordinary Course of Business;

               (vii) an Agreement that contains any provisions requiring the Company or any Subsidiary to indemnify any other party;

               (viii) a joint venture Agreement or other Agreement involving the sharing of revenues or profits;

               (ix) an Agreement with an Affiliate (as defined in Article X) of the Company or any Subsidiary;

               (x) an Agreement (including, without limitation, an Agreement not to compete and an exclusivity Agreement) that reasonably could be interpreted to impose any material restriction on the business or operations of the Company or any Subsidiary, or any of their respective Affiliates, prior to the Effective Time, or on the business or operations of Pubco or any of its Affiliates after the Effective Time;

               (xi) an Agreement material to the Company and its Subsidiaries not otherwise described in this Section 3.14(a) which by its terms does not terminate or is not terminable by the Company or by a Subsidiary within thirty (30) days or upon thirty (30) days' (or less) notice;

               (xii)  an Agreement with any Governmental Entity;

               (xiii) an Agreement with any of the twenty (20) largest customers of the Company and the Subsidiaries, taken as a whole (based on amounts billed), for each of (A) the year ended December 31, 1997 and (B) the period from January 1, 1998 through the date of this Merger Agreement;

               (xiv) an Agreement to provide any customer with free listings or advertisements or service at rates departing from the standard rate schedules other than in the Ordinary Course of Business; or

               (xv) any other Agreement (A) that is material to the Company and the Subsidiaries, taken as a whole, or the conduct of their businesses or operations, or (B) the absence of which would have a Company Material Adverse Effect,

(the foregoing Agreements referred to herein as the "Company Contracts").  The
                                                     -----------------
Company has furnished Pubco with true and complete copies of each written Company Contract (including any amendments thereto) and a complete written summary of each oral Company Contract.

          (b) Each Company Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. All necessary approvals of any Governmental Entity with respect thereto have been obtained (except where the failure so to obtain any such approval would not have a Company Material Adverse Effect), all necessary filings or registrations therefor have been made, and there are no outstanding disputes thereunder and, to the knowledge of the Company or any Subsidiary, no threatened cancellation or termination thereof. The Company and the Subsidiaries have performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company and the Subsidiaries, no party is in default in any material respect under any of the Company Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. No Agreement has been canceled or otherwise terminated within the twelve (12) months prior to the date of this Merger Agreement which would have been a "Company Contract" had such Agreement not been canceled or terminated and the cancellation or termination of which has had or is reasonably likely to have a Company Material Adverse Effect. Except as specifically described in Section 3.14(a) of the Company Disclosure Schedule, there has been no written or oral modification or amendment to any Company Contract and there are no reasonably expected changes to any Company Contract. At the Closing, the Company shall deliver to Pubco an updated Section 3.14(a) to the Company Disclosure Schedule in accordance with the provisions of Section 6.04.

SECTION 3.15.  Labor Relations.

          Section 3.15(a) of the Company Disclosure Schedule lists all collective bargaining or other labor union Agreements to which the Company or any Subsidiary is a party. There are no strikes or work stoppages, or, to the knowledge of the Company, union organization efforts or other controversies (other than grievance proceedings) pending, threatened or reasonably anticipated between the Company or any Subsidiary and (a) any current or former employees of the Company or of any Subsidiary or (b) any union or other collective bargaining unit representing such employees. The Company and the Subsidiaries have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, Laws relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would not have a Company Material Adverse Effect. Except as set forth in
Section 3.15(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has been notified by any Governmental Agency or counsel to any claimant of any unresolved violation or alleged violation of any Law relating to equal employment opportunity, civil or human rights, or employment discrimination generally. Except as set forth in Section 3.15(c) to the Company Disclosure Schedule, there are no collective bargaining Agreements, employment Agreements between the Company or any Subsidiary and any of their respective employees, or professional service Agreements not terminable at will relating to the businesses and Assets of the Company or of any Subsidiary. Except as set forth in Section 3.15(d) to the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not cause Pubco, the Surviving Corporation, the Company or any Subsidiary to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person.

SECTION 3.16.  Pension and Benefit Plans.

          (a) Except as set forth in Section 3.16(a) to the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) maintains or during the past six (6) years has maintained any Plan (as defined in Article X) or Other Arrangement (as defined in Article X), (ii) is or during the past six (6) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

          (b) The Company has furnished to Pubco true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X); (v) all DOL (as defined in Article X) opinions on any Plan; (vi) all correspondence with the PBGC (as defined in Article X) on any Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Article X) rulings, opinions or technical advice relating to any Plan and the current IRS determination letter issued with respect to each Qualified Plan (as defined in Article X); and (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Pubco true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Governmental Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

          (c) No Plan is a Multiemployer Plan (as defined in Article X).

          (d) Section 3.16(d) of the Company Disclosure Schedule sets forth each Individual Account Plan (as defined in Article X) that is an ESOP (as defined in
Article X) (indicating whether such ESOP is leveraged) or otherwise invests in employer securities (as such term is defined in Section 409(l) of the Code).
The Company has furnished to Pubco true and complete copies of all loan Agreements and other related Documents for each leveraged ESOP.

          (e) The funding method used under each Minimum-Funding Plan (as defined in Article X) does not violate the funding requirements in Title I, Subtitle B, Part 3, of ERISA (as defined in Article X). For each Defined Benefit Plan (as defined in Article X), the Company has furnished to Pubco a true and complete copy of the actuarial valuation reports issued by the actuaries of that Defined Benefit Plan for the three (3) most recent plan years, setting forth: (i) the actuarial present value (based upon the same actuarial assumptions as were used for that period for funding purposes) of all vested and nonvested accrued benefits under that Defined Benefit Plan; (ii) the actuarial present value (based upon the same actuarial assumptions, other than turnover assumptions, as were used for that period for funding purposes) of vested benefits under that Defined Benefit Plan; (iii) the net fair market value of that Defined Benefit Plan's Assets; and (iv) a detailed description of the funding method used under that Defined Benefit Plan.

          (f) No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Minimum-Funding Plan. No security is required under
Section 401(a)(29) of the Code as to any Minimum-Funding Plan. Section 3.16(f) of the Company Disclosure Schedule sets forth all unpaid obligations and liabilities of the Company and the Subsidiaries to provide contributions currently due with respect to any Minimum-Funding Plan.

          (g) Section 3.16(g) of the Company Disclosure Schedule sets forth the contributions that (i) the Company or any Subsidiary has promised or is otherwise obligated to make under each Individual Account Plan that is a Statutory-Waiver Plan (as defined in Article X) and (ii) are unpaid as of the date of this Merger Agreement.

          (h) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and have taken no action during the past three (3) years (other than actions required by Law) relating to any Plan or Other Arrangement that will increase Pubco's, the Surviving Corporation's, the Company's or any Subsidiary's obligation under any Plan or Other Arrangement.

          (i) Section 3.16(i) of the Company Disclosure Schedule sets forth a list of all Qualified Plans (as defined in Article X). All Qualified Plans and any related trust Agreements or annuity Agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has furnished to Pubco true and complete copies of all such determination letters and all correspondence relating to the applications therefor. All statements made by or on behalf of the Company or any Subsidiary to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. To the knowledge of the Company and the Subsidiaries, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

          (j) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. Neither the Company nor any Subsidiary has any liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. Neither the Company nor any Subsidiary has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, arbiter or Governmental Entity arising under any Law governing any Plan, and to the knowledge of the Company and the Subsidiaries there exist no facts that could give rise to such a claim.

          (k) Section 3.16(k) of the Company Disclosure Schedule describes all transactions in which the Company or any Subsidiary or any of the Plans has engaged in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA and all "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code. The Company has furnished to Pubco true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made and continue to be true and complete.

          (l) The Company and the Subsidiaries have paid all premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC for each Defined Benefit Plan. The Company has reflected (or shall reflect) in the Financial Statements the current value of such premium obligation that is accrued and unsatisfied as of the date of each such Financial Statement.
Section 3.16(l) of the Company Disclosure Schedule sets forth the amount of all such unpaid premium obligations

(including, without limitation, proportionate partial accruals for the current year). Other than being required to make and making premium payments when due, no liability to the PBGC has been incurred by the Company or by any Common Control Entity (as defined in Article X) on account of Title IV of ERISA. During the past three (3) years, no filing has been made by, or required of, the Company or any Common Control Entity with the PBGC, the PBGC has not started any proceeding to terminate any Defined Benefit Plan that was or is maintained or wholly or partially funded by the Company or any Common Control Entity, and to the knowledge of the Company and the Subsidiaries, no facts exist that would permit the PBGC to begin such a proceeding. Neither the Company nor any Common Control Entity has, or will have as a result of the transactions contemplated hereby, (i) withdrawn as a substantial employer so as to become subject to
Section 4063 of ERISA; or (ii) ceased making contributions to any Pension Plan that is subject to Section 4064(a) of ERISA to which the Company or any Common Control Entity made contributions during the past five (5) years.

          (m) Section 3.16(m) of the Company Disclosure Schedule identifies any terminated Plan that covered any current or former employees of the Company or any Subsidiary, and any other Plan that has been terminated, during the past five (5) years. The Company has furnished to Pubco true and complete copies of all filings with any Governmental Entity, employee communications, board minutes and all other Documents relating to each such Plan termination.

          (n) Except as set forth in Section 3.16(n) of the Company Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (o) No Plan has within the past three (3) years experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

          (p) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

          (q) The Company and the Subsidiaries have timely filed and the Company has furnished to Pubco true and complete copies of each Form 5330 (Return of Excise Taxes Related to Employee Benefit Plans) that the Company or any Subsidiary filed on any Plan during the past three (3) years. The Company and the Subsidiaries have no liability for Taxes required to be reported on Form 5330.

          (r) Section 3.16(r) of the Company Disclosure Schedule lists all funded Welfare Plans (as defined in Article X) that provide benefits to current or former employees of the Company or any Subsidiary, or to their beneficiaries. The funding under each Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. To their knowledge, the Company and the Subsidiaries are not subject to taxation on the income of any Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code.

          (s) Section 3.16(s) of the Company Disclosure Schedule (i) identifies all post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Company or any Subsidiary, (ii) identifies the method of funding (including, without limitation, any individual accounting) for all such benefits, (iii) discloses the funded status of the Plans providing or promising such benefits, and (iv) sets forth the method of accounting for such benefits to any key employees (as defined in Section 416(i) of the Code) of the Company or any Subsidiary.

          (t) All Welfare Plans and the related trusts that are subject to
Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply in all material respects with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all proposed or final regulations under Section 162 of the Code explaining those requirements.

          (u) The Company and the Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans that they are required to file, and
(ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are due and payable by or for the Company or any Subsidiary with respect to any Plan have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or any Subsidiary or from any other Person that are or could become an Encumbrance on any Asset of the Company or any Subsidiary or could otherwise have a Company Material Adverse Effect. The Company and the Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to each Plan, and all of those amounts have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due.

SECTION 3.17.  Taxes and Tax Matters.

          (a) The Company and the Subsidiaries have (or, in the case of Company Tax Returns (as defined in Article X) becoming due after the date hereof and before the Effective Time, will have prior to the Effective Time) duly filed all Company Tax Returns required to be filed by the Company and the Subsidiaries at or before the Effective Time with respect to all applicable material Taxes. No material penalties or other charges are or will become due with respect to any such Company Tax Returns as the result of the late filing thereof. All such Company Tax Returns are (or, in the case of returns becoming due after the date hereof and before the Effective Time, will be) true and complete in all material respects. The Company and the Subsidiaries: (i) have paid all Taxes due or claimed to be due by any Taxing authority in connection with any such Company Tax Returns (without regard to whether or not such Taxes are shown as due on any Company Tax Returns); or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Effective Time will have paid or established) in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes in the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the applicable period, and for which the Company or any Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the Assets of, or successor to, any Person.

          (b) Neither the Company nor any Subsidiary, either in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee, has or at the Effective Time will have any liability for Taxes payable for or with respect to any periods prior to and including the Effective Time in excess of the amounts actually paid prior to the Effective Time or reserved for in the Financial Statements, except for any Taxes due in connection with the Merger or incurred in the Ordinary Course of Business subsequent to the date of the latest Financial Statement.

          (c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, all Company Tax Returns have been examined by the relevant Taxing authorities, or closed without audit by applicable Law, and all deficiencies proposed as a result of such examinations have been paid, settled or reserved for in the Financial Statements, for all taxable years prior to and including the taxable year ended December 31, 1997. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in respect of any Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Subsidiary, threatened. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company or any Subsidiary. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company or any Subsidiary, and no power of attorney granted by the Company or any Subsidiary with respect to any Tax matters is currently in force.

          (d) The Company has furnished to Pubco true and complete copies of all Company Tax Returns and all written communications with any Governmental Entity relating to any such Company Tax Returns or to any deficiency or claim proposed or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to Tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

          (e) Section 3.17(e) of the Company Disclosure Schedule sets forth (i) all federal Tax elections that currently are in effect with respect to the Company or any Subsidiary, and (ii) all elections for purposes of foreign, state or local Taxes and all consents or Agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon the Surviving Corporation or any Subsidiary or their respective Assets or operations after the Effective Time. Section 3.17(e) of the Company Disclosure Schedule sets forth all changes in accounting methods for Tax purposes at any time made, agreed to, requested or required with respect to the Company or any of the Subsidiaries.

          (f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) is or has ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income Tax purposes; (ii) has executed or filed with the IRS any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is subject to Section 999 of the Code; (iv) is a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).

          (g) The Company has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

SECTION 3.18.  Customers.

          To the knowledge of the Company and the Subsidiaries, the relationships of the Company and the Subsidiaries with their customers are good commercial working relationships. Except as set forth in Section 3.18 of the Company Disclosure Schedule, during the twelve (12) months prior to the date of this Merger Agreement, no customer of the Company or any Subsidiary that accounted for in excess of $25,000 of the revenues of the Company and the Subsidiaries during such twelve (12) months has canceled or otherwise terminated its relationship with the Company or any Subsidiary.

SECTION 3.19.  Certain Business Practices.

          Neither the Company, the Subsidiaries nor any of their officers, directors or, to the knowledge of the Company or any Subsidiary, any of their employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value
(a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

SECTION 3.20.  Insurance.

          Section 3.20 of the Company Disclosure Schedule lists and briefly describes all policies of title, Asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company or any Subsidiary. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are, to the knowledge of the Company, sufficient for compliance by the Company and by each Subsidiary with all requirements of Law and of all Agreements to which the Company or any Subsidiary is a party; (d) are valid and outstanding policies enforceable against the insurer; (e) to the knowledge of the Company, insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar Assets, and provide adequate insurance coverage for the businesses and Assets of the Company and the Subsidiaries; and (f) provide that they will remain in full force and effect through the respective dates set forth in Section 3.20 of the Company Disclosure Schedule.

SECTION 3.21.  Potential Conflicts of Interest.

          Except as set forth in Section 3.21 of the Company Disclosure Schedule, neither any present or, to the knowledge of the Company or any Subsidiary, former director, officer, employee with a salary in excess of $60,000, or stockholder of the Company or any Subsidiary who beneficially owns more than 5% of the capital stock of the Company or any Subsidiary, nor any Affiliate of such director, officer, employee or stockholder:

          (a) owns, directly or indirectly, any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a stockholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of, any Person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

          (b) owns, directly or indirectly, in whole or in part, any Assets with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

          (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such Person's service to the Company or any Subsidiary as a director, officer or employee;

          (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any Assets for consideration in excess of $60,000 in the aggregate since January 1, 1995;

          (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

          (f) has, since January 1, 1995, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000, other than (i) in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary, and (ii) dividends, distributions and stock issuances to all common and preferred stockholders (as applicable) on a pro rata basis.

SECTION 3.22.  Receivables.

          To the knowledge of the Company, the accounts receivable of the Company and the Subsidiaries shown on the Reviewed Balance Sheets and the Unaudited Balance Sheets, or thereafter acquired by any of them, have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company and the Subsidiaries, without right of recourse, defense, deduction, counterclaim, offset or setoff on the part of the obligor, and can reasonably be expected to be collected within ninety (90) days of the date incurred or due, except to the extent of the allowance for doubtful accounts shown on such Reviewed Balance Sheets and Unaudited Balance Sheets.

SECTION 3.23.  Books and Records.

          The books of account, stock records, minute books and other corporate and financial records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in all material respects in the Financial Statements in accordance with GAAP.

SECTION 3.24.  Assets.

          Except as set forth in Section 3.24 of the Company Disclosure Schedule, the Company and the Subsidiaries have good, valid, marketable and insurable (at standard rates) title to, or a valid leasehold interest in, all material Assets respectively owned or leased by them, including, without limitation, all material Assets reflected in the Reviewed Balance Sheets and in the Unaudited Balance Sheets and all material Assets purchased or leased by the Company or by any Subsidiary since August 31, 1998 (except for Assets reflected in such Reviewed Balance Sheets and Unaudited Balance Sheets or acquired since August 31, 1998 which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Encumbrances. All personal property of the Company and the Subsidiaries is in good operating condition and repair (ordinary wear and tear excepted) and is suitable and adequate for the uses for which it is intended or is being used. All inventory (as defined in Article X) of the Company and the Subsidiaries (i) consists of items which are good and merchantable and of a quality and quantity presently usable and salable in the Ordinary Course of Business and (ii) have been reflected in the Financial Statements at the lower of cost or market, in accordance with GAAP, and include no absolute or discontinued items, except to the extent reserved against in the Financial Statements.

SECTION 3.25.  No Infringement or Contest.

          (a) Section 3.25(a) of the Company Disclosure Schedule identifies and describes each item of Intellectual Property (as defined in Article X) (i) owned by the Company or a Subsidiary, (ii) owned by any third party and used by the Company or any Subsidiary pursuant to license, sublicense or other Agreement, or
(iii) otherwise used by the Company or any Subsidiary (including, in each case, specification of whether each such item is owned, licensed or used by the Company or any Subsidiary).

          (b) With respect to each item of Intellectual Property listed in
Section 3.25(a) of the Company Disclosure Schedule that is owned by the Company or any Subsidiary, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as presently conducted by them, free and clear of restrictions, Encumbrances and royalties on such use, and the Company and the Subsidiaries have the right to bring action for infringement of such Intellectual Property. With respect to the Intellectual Property listed in
Section 3.25(a) of the Company Disclosure Schedule that is used by the Company or a Subsidiary pursuant to license, sublicense or other Agreement, such Intellectual Property has been licensed on an arm's-length basis and can be used by the Company and the Subsidiaries in their respective businesses as currently conducted by them in accordance with the terms and conditions of such licenses, sublicenses or other Agreements. With respect to each item of Intellectual Property listed in Section 3.25(a) of the Company Disclosure Schedule that is otherwise used by the Company or any Subsidiary, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as presently conducted by them, free and clear of restrictions, Encumbrances and royalties on such use Each item of Intellectual Property owned or used by the Company or any Subsidiary immediately prior to the Closing will be owned or available for use by the Company or such Subsidiary on identical terms and conditions immediately after the Closing.

          (c) As used in the businesses of the Company and the Subsidiaries as conducted in the past and as currently conducted, none of the Intellectual Property listed in Section 3.25(a) of the Company Disclosure Schedule has at any time infringed or misappropriated or otherwise violated, or is likely to infringe, misappropriate or violate, any Intellectual Property of any other Person, nor is the Company or any Subsidiary otherwise in the conduct of their respective businesses infringing upon, or alleged to be infringing upon, any Intellectual Property of any other Person. There are no pending or, to the knowledge of the Company or any Subsidiary, threatened claims against the Company or any Subsidiary alleging that the conduct of the Company's or any Subsidiary's business infringes or conflicts with any Intellectual Property rights of others. To the knowledge of the Company or any Subsidiary, there is no Intellectual Property of another Person that infringes, misappropriates or violates any of the Intellectual Property listed in Section 3.25(a) of the Company Disclosure Schedule.

          (d) The Company and the Subsidiaries own or have the right to use pursuant to a valid license, sublicense or other Agreement all Intellectual Property used in the operation of the businesses of the Company and the Subsidiaries as currently conducted and as currently proposed to be conducted.

          (e) The Company and the Subsidiaries have not caused obscene, libelous or indecent material to be transmitted or received through the Company's or the Subsidiaries' services or directories and have instituted procedures to ensure that no such material is transmitted.

SECTION 3.26.  Board Recommendation.

          At a meeting duly called and held, or by unanimous written consent, in compliance with Michigan Law, the Board of Directors of the Company has adopted by unanimous vote a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders.

SECTION 3.27.  Vote Required.

          The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Merger Agreement.

SECTION 3.28.  Banks; Attorneys-in-fact.

          Section 3.28 of the Company Disclosure Schedule sets forth a complete list showing the name of each bank or other financial institution in which the Company or any Subsidiary has accounts (including a description of the names of all Persons authorized to draw thereon or to have access thereto). Such list also shows the name of each Person holding a power of attorney from the Company or any Subsidiary and a brief description thereof.

SECTION 3.29.  Brokers.

          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective Affiliates.

SECTION 3.30.  Environmental Matters.

          (a) To the knowledge of the Company, the Company and each of the Subsidiaries have complied and are in compliance with, and the Real Property (as defined in Article X) and all improvements thereon are in compliance with, all Environmental Laws (as defined in Article X), except where the failure so to comply would not have a Company Material Adverse Effect.

          (b) To the knowledge of the Company and the Subsidiaries, neither the Company nor any Subsidiary has any liability under any Environmental Law, nor is the Company or any Subsidiary responsible for any liability of any other Person under any Environmental Law. Except as set forth in Section 3.30(b) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company or any Subsidiary, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary, has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person since January 1, 1993 (or prior thereto with respect to any such complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request which has not been finally resolved) or knows any fact(s) which might reasonably be expected to form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined in Article X) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company or any Subsidiary; (iv) any facility operations, procedures or designs of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's or any Subsidiary's activities (or the activities of the Company's or any Subsidiary's predecessors in title) involving Hazardous Materials.

          (c) The Company and the Subsidiaries have been duly issued, and currently have and will maintain through the Effective Time, all Licenses required under any Environmental Law. A true and complete list of such Licenses, all of which are valid and in full force and effect, is set out in
Section 3.30(c) of the Company Disclosure Schedule. Except in accordance with such Licenses, as described in Section 3.30(c) of the Company Disclosure Schedule or as otherwise permitted by Law, there has been no Hazardous Discharge (as defined in Article X) or discharge of any other material regulated by such Licenses. Except as disclosed in Section 3.30(c) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries no such Licenses are non-transferable or which require consent, notification or other action to remain in full force and effect following consummation of the Merger and the other transactions contemplated hereby.

          (d) Except as set forth in Section 3.30(d) of the Company Disclosure Schedule, the Real Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the storage, throughput or other management of Hazardous Materials, and no portion of the Real Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands.

SECTION 3.31.  Disclosure.

          To the knowledge of the Company, all facts regarding the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries which have been disclosed in writing (including, without limitation, in this Merger Agreement and the Company Disclosure Schedule) or otherwise provided to Pubco by the Company have been fully and truthfully disclosed to Pubco. No representation or warranty by the Company, and no Document furnished or to be furnished to Pubco by the Company pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.32.  Directors, Officers and Affiliates

          Section 3.32 of the Company Disclosure Schedule lists all current directors and officers of the Company and the Subsidiaries, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits paid by the Company or any Subsidiary for the current fiscal year and the most recently completed fiscal year.

SECTION 3.33.  Copies of Documents.

          True and complete copies of all Documents listed in the Company Disclosure Schedule have been, or will be, furnished to Pubco.

SECTION 3.34.  Publication of Directories.

          Section 3.34 of the Company Disclosure Schedule lists the white and yellow page directories published by the Company, the month of publication, the number of each directory published, and the Net Cash Revenue (as defined in Article X) from each directory. Except as set forth in Section 3.34 of the Company Disclosure Schedule, all sales, production and distribution of the last edition of the directories has been completed by the Company in the same manner as the previously published editions of such directories, including but not limited to, the number of directories printed and distributed, the distribution area and system, the pricing, the credit terms, the quality and size of print and paper, and the general production standards. The Company has paid all sales and production expenses for all editions of the directories published by the Company.

SECTION 3.35.  Reorganization.

          To the knowledge of the Company, neither it nor any of the Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 3.36.  State Takeover Statutes; Certain Charter Provisions.

          No state of Michigan takeover statutes or charter or bylaw provisions will prevent the Merger or this Merger Agreement and the transactions contemplated hereby or thereby.

SECTION 3.37.  Dissenters Rights.

          All Company Stockholders have waived any appraisal or dissenters' rights under Michigan Law or any other Law arising from, or in connection with, the consummation of the Merger and the other transactions contemplated hereby.

SECTION 3.38.  Year 2000 Review.

          (a) To the knowledge of the Company, the Company and the Subsidiaries will not be materially adversely affected by (i) any failure of the Company's and the Subsidiaries computer hardware, software, firmware or embedded chip technology to be Year 2000 Compliant (as defined in Article X); or (ii) the cost and/or disruption to normal activities caused by work to be carried out to ensure such computer hardware, software or embedded chip technology is year 2000 Compliant; provided, however, Section 3.38(a) of the Company Disclosure Schedule lists any computer hardware, software or embedded chip technology that is not year 2000 Compliant.

          (b) The Company and the Subsidiaries are currently reviewing their information technology ("IT") and non-IT computer systems and programs to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date (the "Company Year 2000 Review"). The Company Year 2000 review covers all of the Company's and the Subsidiaries' operations and is centrally managed.

SECTION 3.39.  Investment Agreements.

          In accordance with Section 6.01, Investment Agreements substantially in the form attached hereto as Exhibit A (the "Investment Agreements") will be executed and delivered to McLeod by the Company Stockholders and each such Investment Agreement constitutes a legal, valid and binding obligation of the respective Company Stockholder who is a party thereto, enforceable against such Company Stockholder in accordance with its terms.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF MCLEOD, PUBCO AND PUBCO SUB

          Except as specifically set forth in the Disclosure Schedule delivered by McLeod, Pubco and Pubco Sub to the Company prior to the execution and delivery of this Merger Agreement (the "Pubco Disclosure Schedule"), McLeod,
                                        -------------------------
Pubco and Pubco Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Pubco Disclosure Schedule) to the Company as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Pubco Disclosure Schedule:

SECTION 4.01.  Organization and Qualification; Subsidiaries.

          Each of McLeod, Pubco, Pubco Sub and Pubco's Significant Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of McLeod, Pubco, Pubco Sub and Pubco's Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not have an Pubco Material Adverse Effect (as defined in Article X).

SECTION 4.02.  Certificate of Incorporation and Bylaws.

          Pubco has furnished to the Company a true and complete copy of the Certificate of Incorporation of Pubco and the certificate of incorporation of Pubco Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the Bylaws of Pubco and the Bylaws of Pubco Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Pubco Disclosure Schedule.

SECTION 4.03.  Authority; Binding Obligation.

          Each of McLeod, Pubco and Pubco Sub has the full and unrestricted corporate power and authority to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The execution and delivery by McLeod, Pubco and Pubco Sub of this Merger Agreement and all other Documents contemplated hereby, and the consummation by McLeod, Pubco and Pubco Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of McLeod, Pubco or Pubco Sub are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby. This Merger Agreement has been duly executed and delivered by McLeod, Pubco and Pubco Sub and constitutes a legal, valid and binding obligation of McLeod, Pubco and Pubco Sub in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 4.04.  No Conflict; Required Filings and Consents.

          (a) The execution, delivery and performance by McLeod, Pubco and Pubco Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by McLeod, Pubco and Pubco Sub of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Certificate of Incorporation or the Bylaws of McLeod or Pubco, or the Certificate or Articles of Incorporation or Bylaws of Pubco Sub or any of Pubco's Significant Subsidiaries; or (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws, and the filing and recordation of the Articles of Merger as required by Michigan Law and Iowa Law, conflict with or violate any Law applicable to McLeod, Pubco, Pubco Sub or any of Pubco's Significant Subsidiaries, or any of their respective Assets; (iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which McLeod, Pubco, Pubco Sub or any of Pubco's Significant Subsidiaries is a party or by which McLeod, Pubco, Pubco Sub or any of Pubco's Significant Subsidiaries, or any of their respective Assets, may be bound; or
(iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, McLeod, Pubco, Pubco Sub or any of Pubco's Significant Subsidiaries or any of the Assets of McLeod, Pubco, Pubco Sub or any of Pubco's Significant Subsidiaries; except for any such conflict or violation described in clause
(ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have an Pubco Material Adverse Effect and that would not prevent McLeod, Pubco or Pubco Sub from consummating the Merger on a timely basis.

          (b) Except as set forth in Section 4.04(b) of the Pubco Disclosure Schedule, the execution, delivery and performance by McLeod, Pubco and Pubco Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by McLeod, Pubco and Pubco Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, and applicable state utility Laws and applicable municipal franchise Laws and (B) the filing and recordation of the Articles of Merger as required by Michigan and Iowa Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of McLeod, Pubco, the Surviving Corporation or Pubco Sub.

SECTION 4.05.  No Prior Activities of Pubco Sub.

          Pubco Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

SECTION 4.06.  Brokers.

          No broker or finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of McLeod, Pubco, Pubco Sub or any of its Affiliates.

SECTION 4.07.  SEC Documents.

          McLeod has filed all required reports, schedules, forms, statements and other Documents with the SEC (as defined in Article X) since January 1, 1997 (including the McLeod Post-Signing SEC Documents (as defined in Section 6.10), the "McLeod SEC Documents"). As of their respective dates, the McLeod SEC
     --------------------
Documents complied or, in the case of the McLeod Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the McLeod SEC Documents contained or, in the case of the McLeod Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the McLeod Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of McLeod included in the McLeod SEC Documents comply or, in the case of the McLeod Post-Signing SEC Documents, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the McLeod Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of McLeod and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the McLeod SEC Documents, as required by GAAP or as required by any Governmental Entity, McLeod has not, since December 31, 1997, made any change in accounting practices or policies applied in the preparation of financial statements.

SECTION 4.08.  McLeod Common Stock.

          The McLeod Common Stock to be issued and delivered to the Company Stockholders pursuant to the Merger has been duly authorized and, when issued in the Merger in accordance with this Merger Agreement, will be validly issued, fully paid and nonassessable and will have been approved for listing by The Nasdaq Stock Market's National Market System.

SECTION 4.09.  Capitalization.

          The authorized capital stock of McLeod consists of (a) 250,000,000 shares of McLeod Common Stock, of which, as of January 5, 1999: (i) 63,545,925shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of McLeod;(iii) 12,278,323 shares were reserved for issuance pursuant to outstanding options to purchase McLeod Common Stock granted to employees and certain other Persons; (iv) 245,536 shares were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between McLeod and QST Enterprises, Inc.; (vi) 10,414 shares were reserved for issuance pursuant to a Stock Option Agreement dated November 25, 1998 between McLeod, Inlet, Inc. and certain shareholders of Inlet, Inc.; (vi) 917,398 shares were reserved for issuance pursuant to the McLeodUSA Incorporated Employee Stock Purchase Plan; and (vii) 961,920 shares were reserved pursuant to the McLeodUSA 401(k) Profit Sharing Plan; (b) 22,000,000 shares of Class B common stock, par value $.01 per share ("McLeod Class B Common Stock"), of which, as of January 5, 1999: (i) no
        ---------------------------
shares were issued and outstanding; (ii) no shares were held in the treasury of McLeod; and (iii) 1,300,688shares were reserved for issuance pursuant to outstanding options to purchase McLeod Class B Common Stock granted to a significant stockholder of McLeod; and (c) 2,000,000 shares of serial preferred stock, par value $.01 per share, of which: (i) no shares are issued and outstanding; and (ii) no shares are held in the treasury of McLeod. Except for the options set forth in clauses (a)(iii) through (a)(vi) and (b)(iii) above and as set forth in Section 4.09(a) of the Pubco Disclosure Schedule, as of January 5, 1999, there were no outstanding securities convertible into or exchangeable for capital stock or any other securities of McLeod, or any capital stock or other securities of any of McLeod's or Pubco's Significant Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of McLeod or any of McLeod's or Pubco's Significant Subsidiaries. Except as set forth in Section 4.09(b) of the Pubco Disclosure Schedule and except for Agreements relating to the options specified in clauses (a)(iii) through (a)(vi) and (b)(iii) above, there are no outstanding Agreements to which McLeod, Pubco or any of its Significant Subsidiaries is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of capital stock or any other securities of McLeod, or any capital stock or other securities of any of McLeod's or Pubco's Significant Subsidiaries, except as contemplated hereunder. Each of the outstanding shares of McLeod Common Stock, and of capital stock of, or other equity interests in, McLeod's or Pubco's Significant Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and, except as set forth in Section 4.09(d) of the Pubco Disclosure Schedule, such shares or other equity interests owned by McLeod, Pubco or any of its Significant Subsidiaries are owned free and clear of all Encumbrances. There are no obligations, contingent or otherwise, of McLeod, Pubco or any of its Significant Subsidiaries to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any of McLeod's or Pubco's Significant Subsidiaries or any other Person. Except as set forth in
Section 4.09(e) of the Pubco Disclosure Schedule, there are no Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of McLeod, Pubco or any of their Significant Subsidiaries. No vote of the stockholders of McLeod or Pubco is required in connection with the consummation of the Merger and the other transactions contemplated hereby.

SECTION 4.10.  Reorganization.

          To the knowledge of McLeod and Pubco, neither McLeod, Pubco, Pubco Sub nor any of Pubco's Significant Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 4.11.  Compliance.

          Neither McLeod, Pubco nor Pubco Sub is aware of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

SECTION 4.12.  Disclosure.

          All material facts regarding the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of McLeod, Pubco, Pubco Sub and Pubco's Significant Subsidiaries that have been disclosed orally or in writing (including, without limitation, in this Merger Agreement and the Pubco Disclosure Schedule) or otherwise provided to the Company by Pubco have been fully and truthfully disclosed to the Company. No representation or warranty by McLeod, Pubco or Pubco Sub, and no Document furnished or to be furnished to the Company by McLeod, Pubco or Pubco Sub pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.01.  Conduct of Business of the Company.

          The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, the Company, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Pubco, will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business, use their respective reasonable best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and key employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Merger Agreement, from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any of the Subsidiaries to:

          (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers; (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing Agreements of the Company or any Subsidiary in effect on the date of this

Merger Agreement as described in Schedule 5.01(a)(ii)) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any benefit not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder), except for grants in the Ordinary Course of Business or as required under the Agreements set forth in Schedule 5.01(a)(v), or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Schedule 5.01(a)(vi);

          (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

          (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) except as contemplated by Agreements that have been identified in
Section 3.14(a) of the Company Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except; as identified in Schedule 5.01;
                                                -------------

          (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

          (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except in either case as may be required by Law, the IRS or GAAP;

          (i) make or agree to make any new capital expenditure or expenditures which are not included in the Company's 1999 capital budget, a copy of which was furnished to Pubco, and which are, individually, in excess of $25,000 or, in the aggregate, in excess of $50,000;

          (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person or enter into any Agreement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries;

          (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Subsidiary is a party;

          (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any Agreement to which the Company or any Subsidiary is a party;

          (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity;

          (n) take any action or fail to take any action which could reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or an Pubco Material Adverse Effect after the Effective Time, or that could reasonably be expected to adversely affect the ability of the Company or any Subsidiary prior to the Effective Time, or Pubco or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated in this Merger Agreement; or

          (o) authorize, or commit or agree to do any of the foregoing.

SECTION 5.02.  Other Actions.

          The Company and Pubco shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue, or (b) any of the conditions to the Merger set forth in Article VII not being satisfied.

SECTION 5.03.  Certain Tax Matters.

          From the date hereof until the Effective Time, the Company and the Subsidiaries (a) will prepare and timely file with the relevant Taxing authority all Company Tax Returns ("Post-Signing Returns") required to be filed, which
                          --------------------
Post-Signing Returns shall be accurate in all material respects, (b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company and the Subsidiaries for which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Pubco of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary in respect of any Taxes.

SECTION 5.04.  Access and Information.

          For so long as this Merger Agreement is in effect, the Company shall, and shall cause each Subsidiary to, (a) afford to Pubco and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (b) furnish promptly to Pubco (i) a copy of each Document filed with, or received from any Governmental Entity and (ii) all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Pubco may reasonably request.

SECTION 5.05.  No Solicitation.

          (a) The Company shall, and shall cause its directors, officers, employees, representatives, agents and Subsidiaries and their respective directors, officers, employees, representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in this Section 5.05(a)). The Company shall not, and shall cause the Subsidiaries not to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company or any Subsidiary to take any such action, and the Company shall, and shall cause the Subsidiaries to, direct and instruct and use its or their reasonable best efforts to cause the directors, officers, employees, agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to take any such action, and the Company shall promptly notify Pubco if any such inquiries or proposals are received by the Company or any Subsidiary, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company shall promptly inform Pubco as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Pubco a copy of such inquiry or proposal, and the Company shall keep Pubco informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals. For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following involving the
            ---------------------
Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of ten percent (10%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the Company Stockholders of the Merger; (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as
                                                                   -----
such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or
(vi) any Agreement to, or public
announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Pubco or Pubco Sub, the approval or recommendation by such Board of Directors or any such committee of this Merger Agreement or the Merger,
(ii) approve or recommend, or propose to approve or recommend, any Competing Transaction or (iii) enter into any Agreement with respect to any Competing Transaction.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

SECTION 6.01.  Investment Agreements.

          (a) As promptly as practicable after the date of this Merger Agreement, the Company shall use its best efforts to obtain Investment Agreements from each Company Stockholder who is to receive shares of McLeod Common Stock in the Merger.

          (b) The parties hereto acknowledge, agree, and confirm that the McLeod Common Stock to be issued pursuant to Section 2.01,(i) will not be registered under the Securities Act of 1933, as amended (as defined in Article X), or registered or qualified under any state securities laws, (ii) must be held indefinitely unless a subsequent disposition thereof is made pursuant to an effective registration thereof under the Securities Act or is exempt from such registration and cannot be offered for sale, sold or otherwise transferred unless the McLeod Common Stock is subsequently so registered or qualified for exemption from registration under the Securities Act, (iii) will bear a legend to that effect (and McLeod will make a notation on its transfer of books to that effect), and (iv) will be considered "registered securities" within the meaning of Rule 144 of the Securities Act; Rule 144 may not be available to exempt from the registration requirements of the Securities Act the sale of such "restricted securities;" if Rule 144 is available, sale may be made in reliance upon Rule 144 only in accordance with the terms and conditions of Rule 144; and if an exemption for such sale is not available, registration of the McLeod Common Stock may be required, but McLeod is under no obligation to register the McLeod Common Stock or to facilitate compliance or to comply with any exemption, except as expressly set out in Section 6.19 below.

SECTION 6.02.  Meeting of Stockholders.

          The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Michigan and Iowa Law and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Stockholders' Meeting, and the Company shall consult with Pubco in connection therewith. The Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies or consents to approve this Merger Agreement and the transactions contemplated hereby and shall take all other actions reasonably necessary or advisable to secure the vote or consent of the Company Stockholders required by Michigan and Iowa Law to approve this Merger Agreement and the transactions contemplated hereby.

SECTION 6.03.  Appropriate Action; Consents; Filings.

          (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company, McLeod and Pubco shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement,
(ii) obtaining from any Governmental Entities any Licenses required to be obtained or made by McLeod, Pubco or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that McLeod, Pubco and the Company shall
                          --------
cooperate with each other in connection with the making of all such filings, including providing copies of all such Documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company, McLeod and Pubco shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

          (b) (i) The Company, McLeod and Pubco shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement,
(B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Pubco Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Pubco Material Adverse Effect from occurring prior to or after the Effective Time.

                (ii) If any party shall fail to obtain any third party consent, approval or waiver described in subsection (b)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Pubco, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

          (c) From the date of this Merger Agreement until the Effective Time, the Company, McLeod and Pubco shall promptly notify each other in writing of any pending or, to the knowledge of the Company, McLeod or Pubco (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Common Stock into McLeod Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Pubco or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and Pubco shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

SECTION 6.04.  Update Disclosure; Breaches.

          From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to its Disclosure Schedule of (i) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate, (ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or (iii) the failure of the Company, McLeod, Pubco or Pubco Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied. The Company shall deliver to Pubco updated versions of Sections 3.10 and 3.14(a) of the Company Disclosure Schedule as of the Closing Date, solely to reflect events occurring between the date of this Merger Agreement and the Closing Date, or shall have notified Pubco that no changes to such Sections of the Company Disclosure Schedule are required.

SECTION 6.05.  Public Announcements.

          Pubco, Pubco Sub and the Company shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NASD (as defined in Article X).

SECTION 6.06.  Employee Matters.

          The Company and Pubco shall use their respective reasonable best efforts to cause the officers and employees of the Company and the Subsidiaries listed in Schedule 6.06 (the "Company Key Employees") to enter into employment,
          -------------       ---------------------
confidentiality and non-competition agreements, substantially in the form of Pubco's standard Employment, Confidentiality and Non-Competition Agreement, a copy of which is attached hereto as Exhibit B (the "Employment Agreements"), at
                                    ---------       ---------------------
or prior to the Effective Time.

SECTION 6.07.  Unaudited Financial Information.

          The Company will cause to be prepared and will furnish to Pubco as promptly as possible an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after August 31, 1998 and the related unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the one-month periods then ended. The Company will ensure that such Unaudited Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods applied on a basis consistent with prior accounting periods, except as noted thereon and subject to normal and recurring year-end adjustments.

SECTION 6.08.  Environmental Matters.

          The Company will promptly furnish to Pubco written notice of any Hazardous Discharge or of any actions or notices described in Section 3.30(b).

SECTION 6.09.  Post-Signing SEC Documents.

          McLeod and Pubco will file with the SEC all reports, schedules, forms, statements and other Documents required to be filed by it after the date of this Merger Agreement but before the Effective Time (the "McLeod Post-Signing SEC
                                                     -----------------------
Documents").
---------

SECTION 6.10.  Indemnification by Principal Company Stockholders.

          (a) After the Effective Time, the Principal Company Stockholders, individually, shall, severally and not jointly, indemnify and hold harmless McLeod, Pubco, the Surviving Corporation and their respective officers and directors, and each person, if any, who controls or may control McLeod, Pubco or the Surviving Corporation within the meaning of the Securities Act (all such persons hereinafter are referred to individually as an "Indemnified Person" and
                                                        ------------------
collectively as "Indemnified Persons," but in no event shall any stockholder of
                 -------------------
the Company be such an Indemnified Person), from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses, ("Damages") actually suffered and arising out of the breach of the
                -------
representations, warranties, covenants and agreements given or made by the Company or the Principal Company Stockholders in this Merger Agreement, in the Articles of Merger or in the Exhibits or Schedules hereto or in any certificate or document delivered by or on behalf of the Company or the Principal Company Stockholders pursuant hereto. The Principal Company Stockholders shall have no liability under this Section 6.10 to the extent claims for Damages hereunder do not exceed an aggregate of $250,000 (the "Bucket") (other than for Damages incurred in connection with any income tax liabilities of the Company or the Principal Company Stockholders, in which case the Basket shall not apply); provided, further, that if such Damages exceed an aggregate of $250,000 then the
--------  -------
indemnification provided for hereunder shall apply only to Damages exceeding the $250,000 threshold provided for above. It shall be a condition of the right of each Indemnified Person to indemnification pursuant to this Section 6.10 that such Indemnified Person shall assert a claim for such indemnification on or prior to the date that the particular representation, warranty, covenant or agreement for the breach of which the indemnification is being sought, expires under the terms of this Merger Agreement.

          (b) Any payment to be made to an Indemnified Person by a Principal Company Stockholder under this Section 6.10 shall be made in cash.

          (c) The amount of any Damages under this Section 6.10 shall be computed net of (i) any tax benefit realized therefrom to an Indemnified Person, and (ii) any insurance proceeds received with respect thereto that reduces the Damages that would otherwise be sustained. Additionally, the Principal Company Stockholders shall be entitled to a credit against any Damages for which they are liable for indemnification under this Section 6.10 in an amount equal to the sum of the amount, if any, by which the actual amount of any liability shown on the balance sheet of the Company as of the Closing Date is less than the amount of such liability or reserve therefor as recorded on such balance sheet.

SECTION 6.11.  Procedures; Conditions of Indemnification.

          With respect to any indemnification provided pursuant to this Merger Agreement, the Indemnified Person agrees to give prompt written notice to the Principal Company Stockholders of any claim or other assertion of liability by third parties (hereinafter called collectively "Claims"), it being understood
                                                ------
that the failure to give such notice shall not affect the Indemnified Person's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, unless the Principal Company Stockholders' rights with respect to such Claim are thereby demonstrably and materially prejudiced.

          The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this Merger Agreement resulting from any Claim shall be subject to the following terms and conditions:

          (a) The Principal Company Stockholders shall have the right to undertake, by counsel or other representatives of their own choosing, the defense of such Claim.

          (b) If the Principal Company Stockholders elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Person shall fail to defend, the Indemnified Person (upon further written notice to the Principal Company Stockholders) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Principal Company Stockholders (subject to the right of the Principal Company Stockholders to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof).

          (c) Anything in this Section 6.11 to the contrary notwithstanding, (i) if the Indemnified Person notifies the Principal Company Stockholder that the Indemnified Person has concluded that a Claim may materially and adversely affect the Indemnified Person other than as a result of money damages or other money payments, the Indemnified Person shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim,
(ii) the Principal Company Stockholders shall not, without the Indemnified Person's written consent, settle or compromise any Claim or consent to entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person of a release from all liability in respect of such Claim, and (iii) in the event that the Principal Company

Stockholders undertake defense of any Claim, the Indemnified Person, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Principal Company Stockholders and their counsel or other representatives concerning such Claim and the Principal Company Stockholders and the Indemnified Person and their respective counsel or other representatives shall cooperate with respect to such Claim.

          (d) Notwithstanding any other provision of this Section 6.11, the Indemnified Person may at any time assume full control over the responsibility for any Claim, by written notice to the Principal Company Stockholders releasing the Principal Company Stockholders from any further indemnity obligation pursuant to this Merger Agreement with respect to said Claim.

          (e) Any decision with respect to any matter under this Section 6.11 (including, without limitation, the defense, prosecution, settlement or resolution of Claims) shall be binding on all Principal Company Stockholders if consented to by those Principal Company Stockholders who, immediately prior to the Effective Time, hold a majority of the Company Common Stock held by all Principal Company Stockholders.

SECTION 6.12.  Tax Treatment.

          Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, as a reorganization qualifying under the provisions of Section 368(a) of the Code.

SECTION 6.13.  Tax Returns.

          To the extent permitted under applicable Tax Laws, the Merger shall be reported as a "reorganization" within the meaning of Section 368(a) of the Code in all federal, state and local Tax Returns filed after the Effective Time. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 6.13 shall survive the Effective Time without limitation as to time or in any other respect.

SECTION 6.14.  Reorganization.

          During the period from the date of this Merger Agreement through the Effective Time, unless Pubco and the Company shall otherwise agree in writing, Pubco and the Company shall not, and shall cause their respective subsidiaries not to knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 6.15.  Directors' and Officers' Insurance; Indemnification.

          Pubco agrees that for the entire period from the Effective Time until at least six (6) years after the Effective Time, (a) Pubco will cause the Surviving Corporation to maintain the Company's current directors' and officers' insurance and indemnification policy and related arrangements, if any, or an equivalent policy and related arrangements, subject in either case to terms and conditions no less advantageous to the present and former directors and officers of the Company than those contained in the policy and arrangements in effect on the date hereof, for all present and former directors and officers of the Company, covering claims made and insurable events occurring prior to or within six (6) years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of two hundred percent (200%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of two hundred percent (200%) of the current annual cost); and (b) Pubco will cause the Surviving Corporation to maintain indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors in the Surviving Corporation's certificate of incorporation and bylaws to the fullest extent permitted by Iowa Law. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Company is, or is threatened to be, made a
                --------
party by reason of the fact that such Manager is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time each of the Surviving Corporation and Pubco shall indemnify and hold harmless, as and to the full extent that the Surviving Corporation would be permitted by applicable Law (and as to matters arising from or relating to this Merger Agreement and the possible change in control of the Company, to the full extent that Pubco would be permitted under applicable Law), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation; and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Pubco after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Managers promptly as statements therefor are received whether before or after final determination of the matter, and (ii) the Company, or the Surviving Corporation and Pubco after the Effective Time, will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided that neither the Company nor the Surviving Corporation or Pubco
        --------
shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Company's, the Surviving Corporation's
               -------- -------
and Pubco's obligations hereunder shall only be reduced or relieved when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated is prohibited by applicable Law.

SECTION 6.16.  Obligations of Pubco Sub.

          Pubco shall take all action necessary to cause Pubco Sub to perform its obligations under this Merger Agreement and to consummate the Merger on the terms and conditions set forth in this Merger Agreement.

SECTION 6.17.  Payment of Certain Debt.

          The Company shall pay in full all mortgages, indentures, notes and other agreements for or relating to borrowed money to which the Company or any Subsidiary is a party as listed in Section 3.12 of the Company Disclosure Schedule, other than the debt obligation to Old Kent Bank, or make such other arrangements or adjustments reasonably acceptable to Pubco.

SECTION 6.18.  Lease Modification.

          The Company shall cause the real estate lease for the Company's headquarters in Wyoming, Michigan, described in Section 3.13 of the Company Disclosure Schedule, to be modified, as of the Effective Date, to allow the Surviving Corporation to terminate the Lease at any time upon six months notice to the Landlord under such Leases.

SECTION 6.19.   Agreement to Register Stock.

          (a) Subject to Section 6.19(b) below, within ninety (90) days following the Closing, McLeod shall prepare and file a registration statement on Form S-3 (the "Resale Registration Statement") under the Securities Act of 1933 (the "Securities Act") covering the resale of a maximum of 25% of the McLeod Common Stock to be issued in the Merger (and any shares of the capital stock of McLeod that may be issued with respect to the McLeod Common Stock issued in the Merger as a result of a reclassification, recapitalization, dividend, stock split or comparable event). McLeod shall thereafter use its reasonable best efforts to have such Resale Registration Statement declared effective by the Securities and Exchange Commission ("SEC") as soon after the filing as practicable and to keep that Resale Registration Statement effective and current, including through the filing of any amendments and supplements that may be required under provisions of applicable law, for one year after its original effectiveness. McLeod may include other shares of McLeod Common Stock on the Resale Registration Statement. At McLeod's option, McLeod may satisfy its obligations under this Section 6.19(a) on another form of registration statement under the Securities Act. McLeod agrees to notify each holder of McLeod Common Stock registered on the Resale Registration Statement (i)when the Resale Registration Statement (or any post-effective amendment thereto) has become effective, (ii) if the SEC has issued any stop order with respect to the Resale Registration Statement or initiated any proceedings for that purpose, and (iii) if McLeod has received any written notification with respect to the suspension of qualification of any McLeod Common Stock for sale in any jurisdiction or on any securities exchange or market or with respect to the initiation or threat of any proceeding for such purpose. McLeod further agrees to furnish holders of McLeod Common Stock registered on the Resale Registration Statement such numbers of copies of a prospectus, in conformity with the requirements of applicable law, and such other documents as each such holder may reasonably request in order to facilitate the disposition of the McLeod Common Stock owned by such holder.

          (b)  Intentionally omitted.

          (c) McLeod will give notice to holders of McLeod Common Stock registered on the Resale Registration Statement, at any time when a prospectus relating thereto is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in such Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Any such holder shall cease using such prospectus immediately upon receipt of notice from McLeod to that effect. If so requested by McLeod, each holder shall return promptly to McLeod any copies of any prospectus in its possession that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of such holder, McLeod shall prepare and furnish to each holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (d) (i) McLeod shall bear all costs incurred in preparing and filling the Resale Registration Statement including, without limitation, all applicable legal, accounting, printing, blue sky and SEC filing fees, provided, however, that McLeod shall not be responsible for any underwriting commissions or discounts, brokerage fees or legal fees or disbursements incurred by any person or entity (other than McLeod) that sells any shares of McLeod Common Stock under the Resale Registration Statement. McLeod shall also bear all costs of keeping the Resale Registration Statement current during the applicable period described in Section 6.19(a).

          (ii) McLeod will indemnify and hold harmless each holder of McLeod Common Stock registered on the Resale Registration Statement against any losses, claims, damages or liabilities to which such holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that McLeod will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder in writing specifically for use in the Resale Registration Statement or prospectus.

          (iii) Each holder of McLeod Common Stock registered on the Resale Registration Statement shall furnish to McLeod in writing such information with respect to such holder as McLeod may reasonably request or as may be required by law for use in connection with the Resale Registration Statement and the final prospectus contained therein, and each such holder will indemnify and hold harmless McLeod against any losses, claims, damages or liabilities to which McLeod may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement, any final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the same extent as the foregoing indemnity from McLeod to the holders of McLeod Common Stock registered on the Resale Registration Statement, but only with respect to
(i) any such information with respect to such holder furnished in writing to McLeod expressly for use therein or (ii) a breach of any obligations of such holder under this Section 6.19; provided, however, that the total amount to be indemnified by such holder under this Section 6.19(d)(iii) shall be limited to the net proceeds received by such holder in the offering to which the Resale Registration Statement or prospectus relates.

      (e) The rights described in this Section 6.19 shall not be transferable and shall not be afforded to any person or entity to whom holders of McLeod Common Stock received in the Merger transfer such stock.

                                  ARTICLE VII

                           CONDITIONS PRECEDENT

SECTION 7.01.  Conditions to Obligations of Each Party Under This Merger
Agreement.

          The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Pubco and the Company, in whole or in part, to the extent permitted by applicable Law:

          (a) Stockholder Approval.  This Merger Agreement and the Merger shall
              --------------------
have been approved and adopted by the requisite vote of the Company
Stockholders.

          (b) No Order.  No Governmental Entity or federal or state court of
              --------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its reasonable
        --------  -------
best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (c) HSR Act.  The applicable waiting period, together with any
              -------
extensions thereof, under the HSR Act shall have expired or been terminated.

          (d) Other Approvals.  All consents, waivers, approvals and
              ---------------
authorizations required to be obtained, and all filings or notices required to be made, by McLeod, Pubco or the Company prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Articles of Merger in accordance with Michigan and Iowa Law) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect or an Pubco Material Adverse Effect or be reasonably likely to subject the Company, any Subsidiary, McLeod, Pubco, Pubco Sub or any of their respective directors or officers to criminal liability or substantial penalties.

SECTION 7.02.  Additional Conditions to Obligations of McLeod, Pubco and Pubco
Sub.

          The obligations of McLeod, Pubco and Pubco Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Pubco, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of the Company contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the

Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted or contemplated by this Merger Agreement, or (B) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect. Pubco shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

          (b) Updated Company Disclosure Schedule.  The revised versions of
              -----------------------------------
Sections 3.10 and 3.14(a) of the Company Disclosure Schedule delivered to Pubco pursuant to Section 6.04 shall not disclose any Company Material Adverse Effect as compared to such Sections of the Company Disclosure Schedule as of the date of this Merger Agreement.

          (c) Agreements and Covenants.  The Company shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by it on or prior to the Effective Time. Pubco shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

          (d) Consents Under Agreements.  The Company or the appropriate
              -------------------------
Subsidiary shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the Merger under all Agreements to which the Company or any Subsidiary is a party, except where the failure to obtain any such consents or approvals, considered in the aggregate, would not have a Company Material Adverse Effect or an Pubco Material Adverse Effect.

          (e) Opinion of Counsel.  Pubco shall have received from Miller,
              ------------------
Johnson, Snell & Cumminskey, P.L.C., counsel to the Company, an opinion dated the Closing Date, in form usual and customary for similar transactions and reasonably acceptable to Pubco and the Company.

          (f) No Challenge.  There shall not be pending any action, proceeding
              ------------
or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into McLeod Common Stock pursuant to the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Pubco or Pubco Sub, (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of the Company, any Subsidiary, Pubco or any of its subsidiaries to own or operate all or any portion of the business or Assets of the

Company and the Subsidiaries, or (iii) which otherwise is likely to have a Company Material Adverse Effect or an Pubco Material Adverse Effect.

          (g) Accountant Letters. McLeod and Pubco shall have received from
              ------------------
Arthur Anderson, its accountants, an opinion, satisfactory in form and substance to McLeod and Pubco, to the effect that the Merger may be treated as a "pooling of interest" for accounting purposes.

          (h) Employment Agreements.  Pubco shall have received executed copies
              ---------------------
of Employment Agreements from the Company Key Employees.

          (i) Company Material Adverse Effect.  Since August 31, 1998, there
              -------------------------------
shall not have occurred a Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) not disclosed in the Company Disclosure Schedule.

          (j) Due Diligence Investigation.  Pubco shall have completed its due
              ---------------------------
diligence investigation of the Company and the Subsidiaries and shall have determined (in Pubco's reasonable discretion) that no development has occurred or information been discovered that has, or is reasonably likely to have, or indicates a Company Material Adverse Effect.

          (k) Tax Opinion.  McLeod and Pubco shall have received the opinion of
              -----------
Hogan & Hartson L.L.P., counsel to McLeod and Pubco, dated the Closing Date, to the effect that the Merger and any other transactions contemplated herein, will not result in taxation to McLeod, Pubco or Pubco Sub under the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon the representation letters delivered by McLeod, Pubco, Pubco Sub and
the Company substantially in the forms of Exhibit C   and Exhibit D hereto.
                                          ---------       ---------

          (l) Environmental Matters.  Any Environmental Reports shall indicate
              ---------------------
that the Real Property does not contain any Hazardous Materials and is not subject to any risk of contamination from any off-site Hazardous Materials, except to the extent that the presence of any such Hazardous Materials or the risk of such contamination would not have a Company Material Adverse Effect or an Pubco Material Adverse Effect.

          (m) Board Approval.  The principal terms of this Agreement shall have
              ---------------
been approved and adopted by McLeod's and Pubco's Boards of Directors in accordance with applicable law and their respective Articles of Incorporation and Bylaws.

          (n) Investment Agreements.  McLeod and Pubco shall have received from
              ----------------------
each Company Stockholder that is to receive shares of McLeod Common Stock in the Merger a duly executed and delivered Investment Agreement. The number of Company Stockholders that are to receive shares of McLeod Common Stock in the Merger and that are not "accredited investors" within the meaning of 501(a) under the Securities Act shall not exceed thirty-five (35), and each Company Stockholder that is not an accredited investor shall have such knowledge and experience in financial and business matters, either alone or with an appropriate purchaser representative that has been appointed by such Company Stockholder, that it is capable of evaluating the merits and risks of the Merger and its investment in the McLeod Common Stock.

SECTION 7.03.  Additional Conditions to Obligations of the Company.

          The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of McLeod, Pubco and Pubco Sub contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted or contemplated by this Merger Agreement or (B) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Pubco Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or chief financial officer of Pubco to that effect.

          (b) Agreements and Covenants.  McLeod, Pubco and Pubco Sub shall have
              ------------------------
performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the chief executive officer or chief financial officer of McLeod, Pubco and Pubco Sub to that effect.

          (c) Opinion of Counsel.  The Company shall have received from Bradley
              ------------------
& Riley, P.C. an opinion dated the Closing Date, in form usual and customary for similar transactions and reasonably acceptable to the Company and Pubco.

          (d) No Challenge.  There shall not be pending any action, proceeding
              ------------
or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into McLeod

Common Stock pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger.

          (e) Tax Opinion.  The Company shall have received the opinion of
              -----------
Arthur Anderson, its accountants, dated the Closing Date, to the effect that the Merger, and any other transactions contemplated herein, will not result in taxation to the Company or the Company Stockholders under the Code. In rendering such opinion, Arthur Anderson shall require delivery of and rely upon the representation letters delivered by McLeod, Pubco, Pubco Sub and the Company substantially in the forms of Exhibit C and Exhibit D hereto.
                              ---------     ---------

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination.

          This Merger Agreement may be terminated at any time (except where otherwise indicated) prior to the Effective Time, whether before or after approval of this Merger Agreement and the Merger by the Company Stockholders:

          (a) by mutual written consent of Pubco and the Company;

          (b) (i) by Pubco, if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.02(a), Section 7.02(b) or Section 7.02(c) will not be satisfied and such breach or condition has not been cured within ten (10) business days following receipt by the Company of written notice of such breach;

                (ii) by the Company, if there has been a breach by McLeod, Pubco or Pubco Sub of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied and such breach or condition has not been cured within ten (10) business days following receipt by Pubco of written notice of such breach;

          (c) by Pubco, upon Pubco's determination, based on its due diligence investigation and review of the Company and the Subsidiaries, that (i) there is, or is reasonably likely to be, any material diminution in the benefits expected to be derived by Pubco as a result of the transactions contemplated by this Merger Agreement or (ii) any development has occurred or information been discovered that has, or is reasonably likely to have, or that indicates a Company Material Adverse Effect;

          (d) by either Pubco or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and non-appealable;

          (e) by either Pubco or the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the Company Stockholders at the Stockholders' Meeting;

          (f) by either Pubco or the Company if the Merger shall not have been consummated by February 15, 1999;; provided however, that the right to terminate
                                   -------- -------
this Merger Agreement under this Section 8.01(f) shall not be available to (i) Pubco, where Pubco's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) the Company, where the Company's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and

          (g) By the Company if the average of the closing bid and ask price for McLeod Common Stock quoted on the National Association of Securities Dealers' Automated Quotation System on the Closing Date, as reported in the Wall Street
                                                                   -----------
Journal, is $20.00 or less per share.
-------

SECTION 8.02.  Effect of Termination.

          In the event of termination of this Merger Agreement by either Pubco or the Company as provided in Section 8.01, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of McLeod, Pubco, Pubco Sub or the Company or any of their respective directors or officers except (i) as set forth in Sections 8.03 and 9.01 hereof, (ii) nothing herein shall relieve any party from liability for any breach hereof,
(iii) each party shall be entitled to any remedies at law or in equity for such breach and (iv) Sections 8.02 and 8.03 and Article IX shall remain in full force and effect and survive any termination of this Merger Agreement.

SECTION 8.03.  Expenses.

          All costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Pubco shall pay the applicable HSR filing fee.

SECTION 8.04.  Amendment.

          This Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after approval of the
                             --------  -------
Merger by the Company Stockholders, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Merger Agreement upon consummation of the Merger. This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.05.  Extension; Waiver.

          At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any Document delivered pursuant hereto and (c) subject to the proviso of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01.  Survival of Representations and Warranties.

          The representations and warranties of the Company contained in this Merger Agreement shall survive the Effective Time for a period of eighteen (18) months, except for the representations and warranties contained in Sections 3.05, 3.16, 3.17 and 3.30, which shall survive until the expiration of the statute of limitations. The representations and warranties of McLeod and Pubco contained in the Merger Agreement shall survive the Effective Time for a period of eighteen (18) months. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement that is the subject of a Claim asserted in writing prior to the expiration of the applicable period set out above, shall survive with respect to such Claim until the final resolution thereof.

SECTION 9.02.  Notices.

          All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission to the following telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  If to McLeod, Pubco or Pubco Sub:

               McLeodUSA Incorporated
               McLeodUSA Technology Park
               6400 C Street SW
               PO Box 3177
               Cedar Rapids, Iowa  52406-3177
               Telecopier No.:  (319) 298-7901
               Attention:  Randall Rings
               Vice President, General Counsel and Secretary

          With a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, DC  20004
               Telecopier No.:  (202) 637-5910
               Attention:  Joseph G. Connolly, Jr.

          (b)  If to the Company:

               Info America Phone Books, Inc.
               5311 Clyde Park Avenue
               Wyoming, MI 49509-9529
               Telecopier No.:
               Attention: John P. Morgan, President

          With a copy (which shall not constitute notice) to:

               Miller, Johnson, Snell & Cumminskey
               250 Monroe Avenue NW, Suite 800
               PO Box 306
               Grand Rapids, MI 49501-0306
               Telecopier No.: (616) 831-1701
               Attention: Jeffrey B. Lawson

SECTION 9.03.  Headings.

          The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

SECTION 9.04.  Severability.

          If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.05.  Entire Agreement.

          This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Pubco Disclosure Schedule and the other Documents delivered pursuant hereto) and the Confidentiality Agreement (as defined in Article X) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

SECTION 9.06.  Assignment.

          This Merger Agreement shall not be assigned by operation of Law or otherwise.

SECTION 9.07.  Parties in Interest.

          This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement.

SECTION 9.08.  Mutual Drafting.

          Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

SECTION 9.09.  Specific Performance.

          In addition to any other remedies McLeod or Pubco may have at law or in equity, the Company hereby acknowledges that the Company Common Stock and the Company and the Subsidiaries are unique, and that the harm to McLeod or Pubco resulting from breaches by the Company of its obligations cannot be adequately compensated by damages. Accordingly, the Company agrees that McLeod or Pubco shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by the Company and that McLeod or Pubco shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

SECTION 9.10.  Governing Law.

          This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Iowa, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

SECTION 9.11.  Counterparts.

          This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.12.  Confidentiality.

          Except to the extent disclosure, filing, reporting or announcement of this Merger Agreement is required by law, including by any rules or regulations of any applicable governmental, regulatory or stock exchange agency or authority, the existence and substance of this Merger Agreement shall remain confidential until publically announced by McLeod or Pubco. If the transactions contemplated by this Merger Agreement are not consummated, Pubco agrees that it will return to the Company, and the Company agrees that it will return to Pubco, all records and other documents of the other then in that party's possession and will not itself use, or disclose, directly or indirectly, to any Business Information with respect to the other party or the business learned by the party during the period between the date hereof and the termination of this Merger Agreement. The term "Business Information" as used herein means all information of a business or technical nature relevant to each party's business that is not generally known to or by those persons generally knowledgeable about such types of business. The foregoing shall survive the closing or any termination of this Merger Agreement without limitation.

                                   ARTICLE X

                                  DEFINITIONS

          For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

"Affiliate" means: (a) with respect to an individual, any member of such
 ---------
individual's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

"affiliate" means, with respect to any Person, a Person that directly or
 ---------
indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

"Agreement" means any legally binding concurrence of understanding and intention
 ---------
between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

"Articles of Merger" is defined in Section 1.02.
 ------------------

"Assets" means assets of every kind and everything that is or may be available
 ------
for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

"beneficial owner" means, with respect to any shares of Company Common Stock, a
 ----------------
Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any Agreement, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

"business day" means a day other than a Saturday, a Sunday or any other day on
 ------------
which commercial banks in the State of Michigan and in the State of Iowa are authorized or obligated to be closed.

"Blue Sky Laws" means state securities or blue sky laws and the rules and
 -------------
regulations thereunder.

"Certificates" is defined in Section 2.02(b).
 ------------

"Closing" is defined in Section 2.04.
 -------

"Closing Date" is defined in Section 2.04.
 ------------

"Code" is defined in the Preamble to this Merger Agreement.
 ----

"Common Control Entity" means any trade or business under common control (as
 ---------------------
such term is defined in Section 414(b) or 414(c) of the Code) with the Company or any Subsidiary.

"Common Share Exchange Ratio" is defined in Section 2.01(a).
 ---------------------------

"Company" is defined in the Preamble to this Merger Agreement.
 -------

"Company Common Stock" is defined in Section 2.01(a).
 --------------------

"Company Contracts" is defined in Section 3.14(a).
 -----------------

"Company Disclosure Schedule" is defined in Article III.
 ---------------------------

"Company Key Employees" is defined in Section 6.06.
 ---------------------

"Company Licenses" is defined in Section 3.07(a).
 ----------------

"Company Material Adverse Effect" means any event, change or effect that,
 -------------------------------
individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries, taken as a whole.

"Company Preferred Stock" is defined in Section 3.04.
 -----------------------

"Company Stockholders" is defined in the Preamble to this Merger Agreement.
 --------------------

"Company Tax Returns" means all Tax Returns required to be filed by the Company
 -------------------
or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

"Competing Transaction" is defined in Section 5.05(a).
 ---------------------

"Control" (including the terms "Controlled by" and "under common Control with")
 -------                        -------------       -------------------------
means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

"Damages" is defined in Section 6.10.
 -------

"Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as
 --------------------
such term is defined in Section 3(35) of ERISA.

"Documents" means any paper or other material (including, without limitation,
 ---------
computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

"DOL" means the United States Department of Labor and its successors.
 ---

"Effective Time" is defined in Section 1.02.
 --------------

"Employment Agreements" is defined in Section 6.06.
 ---------------------

"Encumbrance" means any mortgage, lien, pledge, security interest, deed of
 -----------
trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, or Agreement of any kind.

"Environmental Laws" means any Laws (including, without limitation, the
 ------------------
Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

"Environmental Reports" is defined in Section 6.08.
 ---------------------

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended,
 -----
and all Laws promulgated pursuant thereto or in connection therewith.

"ESOP" means an "employee stock ownership plan" as such term is defined in
 ----
Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and all
 ------------
Laws promulgated pursuant thereto or in connection therewith.

"FCC" means the United States Federal Communications Commission and its
 ---
successors.

"Financial Statements" is defined in Section 3.08.
 --------------------

"GAAP" means United States generally accepted accounting principles.
 ----

"Governmental Entities" (including the term "Governmental") means any
 ---------------------                       ------------
governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

"group" is defined in Section 5.05(a).
 -----

"Hazardous Discharge" means any emission, spill, release or discharge (whether
 -------------------
on Real Property, on property adjacent to the Real Property, or at any other location or disposal site) into or upon the air, soil or improvements, surface water or groundwater, or the sewer, septic system, or waste treatment, storage or disposal systems servicing the Real

Property, in each case of Hazardous Materials used, stored, generated, treated or disposed of at the Real Property.

"Hazardous Materials" means any wastes, substances, radiation or materials
 -------------------
(whether solids, liquids or gases) that are regulated by a Governmental Entity or defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls
                      -------------------
(PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
 -------
amended, and all Laws promulgated pursuant thereto or in connection therewith.

"Individual Account Plan" means a Plan that is or was an "individual account
 -----------------------
plan" as such term is defined in Section 3(34) of ERISA.

"Intellectual Property" means (a) all inventions (whether patentable or
 ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (d) all moral rights, including all rights of paternity and integrity, all rights to claim authorship of copyrightable works, to object to a modification of copyrightable works, and all similar rights existing under the judicial or statutory Law of any country in the world or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right," (e) all mask works and all applications, registrations, and renewals in connection therewith, (f) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(g) all computer software (including data and related documentation), (h) all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual, (i) all other proprietary rights, and (j) all copies and tangible embodiments thereof (in whatever form or medium) existing in any part of the world.

"Inventory" means all new materials, work in process and finished goods and
 ---------
inventorable supplies.

"IRS" means the United States Internal Revenue Service and its successors.
 ---

"knowledge" will be deemed to be present with respect to the Company and the
 ---------
Subsidiaries or Pubco, when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any officer or responsible employee of the Company or any Subsidiary, on the one hand, or Pubco, on the other hand.

"Laws" means all foreign, federal, state and local statutes, laws, ordinances,
 ----
regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

"License" means any franchise, grant, authorization, license, tariff, permit,
 -------
easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity.

"McLeod Common Stock" is defined in Section 2.01.
 -------------------

"McLeod Post-Signing SEC Documents" is defined in Section 6.09.
 ---------------------------------

"McLeod SEC Documents" is defined in Section 4.07.
 --------------------

"Merger" is defined in the Preamble to this Merger Agreement.
 ------

"Merger Agreement" is defined in the Preamble to this Merger Agreement.
 ----------------

"Merger Consideration" is defined in Section 2.01(a).
 --------------------

"Minimum-Funding Plan" means a Pension Plan that is subject to Title I, Subtitle
 --------------------
B, Part 3, of ERISA (concerning "funding").

"Multiemployer Plan" means a "multiemployer plan" as such term is defined in
 ------------------
Section 3(37) of ERISA.

"NASD" means the National Association of Securities Dealers, Inc.
 ----

"Net Cash Revenue" means all contracted for revenue in the form of cash paid or
 ----------------
accounts receivable, including national revenue, but excluding cancellations, promotional discounts, payment plan discounts, and any revenue traded for value other than cash or accounts receivable.

"Other Arrangement" means a benefit program or practice providing for bonuses,
 -----------------
incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

"Ordinary Course of Business" means ordinary course of business consistent with
 ---------------------------
past practices and prudent business operations.

"PBGC" means the Pension Benefit Guaranty Corporation or its successors.
 ----

"Pension Plan" means an "employee pension benefit plan" as such term is defined
 ------------
in Section 3(2) of ERISA.

"Person" means an individual, corporation, partnership, joint venture, trust,
 ------
unincorporated organization or other entity, or a Governmental Entity.

"Plan" means any plan, program or arrangement, whether or not written, that is
 ----
or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

"Post-Signing Returns" is defined in Section 5.03.
 --------------------

"Pubco" is defined in the Preamble to this Merger Agreement.
 -----

"Pubco Disclosure Schedule" is defined in Article IV.
 -------------------------

"Pubco Material Adverse Effect" means any event, change or effect that,
 -----------------------------
individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Pubco and its subsidiaries, taken as a whole.

"Pubco Sub" is defined in the Preamble to this Merger Agreement.
 ---------

"Qualified Plan" means a Pension Plan that satisfies, or is intended by the
 --------------
Company to satisfy, the requirements for Tax qualification described in Section 401 of the Code.

"Real Property" means the real property owned, operated, or used by the Company
 -------------
or any of the Subsidiaries as of December 31, 1996, and any additional real property owned, operated, or used since that date, and, for purposes of Section 3.30, any real property formerly owned or operated by the Company or any of the Subsidiaries.

"Reviewed Balance Sheets" is defined in Section 3.08(a).
 -----------------------

"Reviewed Statements" is defined in Section 3.08(a)
 -------------------

"SEC" means the United States Securities and Exchange Commission and its
 ---
successors.

"Securities Act" means the Securities Act of 1933, as amended, and all Laws
 --------------
promulgated pursuant thereto or in connection therewith.

"Significant Subsidiary" means any subsidiary of McLeod or Pubco disclosed in
 ----------------------
its most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Pubco within the meaning of Rule 1-02 of Regulation S-X of the SEC.

"Statutory-Waiver Plan" means a Pension Plan that is not subject to Title I,
 ---------------------
Subtitle B, Part 3, of ERISA (concerning "funding").

"Stockholders' Meeting" is defined in Section 6.02.
 ---------------------

"Subsidiary" means a corporation, partnership, joint venture or other entity of
 ----------
which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

"Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local
 -----                        ---       ------
and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

"Tax Returns" means all federal, state, local, foreign and other applicable
 -----------
returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

"Title I Plan" means a Plan that is subject to Title I of ERISA.
 ------------

"Total Outstanding Company Shares" is defined in Section 2.01(a).
 --------------------------------

"Unaudited Balance Sheets" is defined in Section 6.07.
 ------------------------

"Unaudited Financial Statements" is defined in Section 6.07.
 ------------------------------

"Welfare Plan" means an "employee welfare benefit plan" as such term is defined
 ------------
in Section 3(1) of ERISA.

"Year 2000 Complaint" means that neither performance nor functionality is
 -------------------
affected by dates prior to, during or after the year 2000; in particular (i) no value for current date will cause any interruption in operation; (ii) date-based functionality must behave consistently for dates before, during and after the year 2000; (iii) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and (iv) the year 2000 must be recognized as a leap year.

          IN WITNESS WHEREOF, McLeod, Pubco, Pubco Sub, the Company and the Principal Company Stockholders have caused this Merger Agreement to be executed and delivered as of the date first written above.

                              McLEODUSA INCORPORATED


                              By: /s/ Arthur L. Christoffersen
                                 -----------------------------------------------
                                 Arthur L. Christoffersen, Group Vice President, Publishing Services



                              McLEODUSA PUBLISHING COMPANY


                              By: /s/ Arthur L. Christoffersen
                                 -----------------------------------------------
                                 Arthur L. Christoffersen, President


                              PUBLICATION MERGE CO.


                              By: /s/ Arthur L. Christoffersen
                                 -----------------------------------------------
                                 Arthur L. Christoffersen, President


                              INFO AMERICA PHONE BOOKS, INC.


                              By: /s/ John P. Morgan
                                 -----------------------------------------------
                                 John P. Morgan, President


PRINCIPAL COMPANY STOCKHOLDERS

 /s/ John P. Morgan
---------------------------------------
JOHN P. MORGAN


 /s/ Hendrik G. Meijer
---------------------------------------
HENDRIK G. MEIJER